Exhibit 10.11

(Property 2017.04 version)

Housing Lease Agreement

From November 30, 2017

To November 29, 2024

Lessor: Taiwan Cooperative Bank

Lessee: Gogoro Taiwan Limited

Housing Lease Agreement

Parties to the Housing Lease Agreement:

Lessor: Taiwan Cooperative Bank	(hereinafter referred to “Party A”)

Lessee: Gogoro Taiwan Limited	(hereinafter referred to as “Party B”)

Whereas both parties execute the Agreement for the lease, now, therefore, both parties hereby agree upon the following terms and conditions:

Article 1. Subject Premises

Party A is willing to lease the premises owned by it at 11F., Bldg. C, No. 225, Changan E. Rd., Songshan Dist., Taipei City, occupying an area of 531.18 Ping [around 1752.894 m2], plus the allocated area on 1F. occupying an area of 9.74 Ping [around 32.142 m2] (including public facilities) to Party A for legal use.

Article 2. Lease Term

1.

The lease term commences on November 30, 2017, and ends on November 29, 2024, for a total of 7 years (hereinafter referred to as the “Term”). (The rent-free decoration period starts on November 30, 2017, and ends on February 28, 2018, provided that the utilities charges and management expenses shall be borne solely by Party B.)

2.

Where either party wishes to discontinue the lease or Party A wishes to adjust the lease conditions upon expiration of the Term, it shall give a written notice to the other party within six months prior to expiration of the Term. Where Party A wishes to continue the lease, Party B shall have the priority right to rent the subject premises on Party A’s lease conditions.

3.

Upon expiration of the Term, the leasehold between both parties shall become extinguished. Unless Party A approves to renew the lease, Party B shall surrender the subject premises immediately. Party B shall not continue to occupy the subject premises with the excuse that Party A has failed to express the intent to discontinue the lease upon expiration of the Term, or claim that the leasehold survives pursuant to Article 451 of the Civil Code on the ground that it has paid the rent.

Article 3. Rent and Security Deposit

1.

The rent is payable on a monthly basis, from November 30, 2017, to November 29, 2024, at NT$1,138,620 per month (after tax, adjustable subject to the Taiwan CPI - Residential Rent announced by the Directorate-General of Budget, Accounting and Statistics, Executive Yuan each year starting in the 2nd year).

2.

Party B shall within 5 days upon the date of lease inception each year make a one-time payment with Party B as the issuer, or deliver 12 checks upon Party A’s approval, so that Party A may honor the check on a monthly basis.

3.

Where Party B fails to pay the rent in a timely manner, it shall pay the overdue fine equivalent to 2% of the monthly rent for each overdue day. Where the belated rent payment amounts to two months’ rent, Party B shall make up it in cash within 10 days upon receipt of the reminder; otherwise, Party A may terminate the Agreement immediately. Upon termination of the Agreement, Party B shall move out of the subject premises immediately and repay the rent in arrears plus overdue fine, and expenses or damages to be borne by it pursuant to laws or the Agreement; otherwise, Party A may withhold the same from the security deposit directly and claim the deficit, if any, pursuant to laws.

4.	Party B shall deliver the security deposit, NT$3,415,860, to Party A in a lump sum upon execution of the Agreement, and Party A shall issue a receipt therefor.

5.	Party B shall not claim offset of the security deposit furnished by it pursuant to the Agreement against the rent.

Article 4. Delivery and Renovation of the Subject Premises

1.	The subject premises shall be leased as they are at the time of execution of the Agreement. The waste disposal costs shall be borne solely by Party B.

2.

Without Party A’s prior approval and compliance with the building-related laws and regulations, Party B shall not perform any new construction, addition, improvement or renovation project at the subject premises or change the purpose thereof. Where Party B fails to comply with the requirements and fails to complete the removal or correct the misconduct within the specific time limit notified by Party A, Party A may terminate the Agreement and restore the original condition on its own or via another person at Party B’s expenses. Party A may also claim the damages suffered by it therefore, if any.

3.

Party B is allowed to perform interior decoration and install adequate and aesthetical signboards to satisfy its business needs upon Party A’s approval during the Term, insofar as the building’s structural safety is not affected. Where Party B has any other special requirements, it may satisfy the same at its own expenses only after the structural safety is confirmed and Party A grants its approval in writing.

4.

The advertisements or slogans installed by Party B at the building shall be related to its principal business. Where it is necessary to apply for permission with the competent authority pursuant to laws, it shall do so by itself. Where Party B fails to comply with the requirements and thereby causes Party A or Party B to suffer sanctions by the competent authority, Party B shall solely bear the liability.

Article 5. Burden of Repair Costs

The costs of repair, maintenance and cleanup of the subject premises shall be borne by Party B during the Term, except for damages to party B’s rights and interests caused by natural calamities, force majeure or any circumstances other than acts by Party B and its employees, which shall be borne by Party A.

Article 6. Burden of Tax and Charges Related to the Subject Premises

Except the land value tax and house tax to be borne by Party A, the following charges shall be borne and paid by Party B during the Term to the designated entity within the specific time limit prescribed by the relevant authority:

1.

Management expenses, water bills, electricity bills, natural gas bills, phone bills, cleaning expenses, Internet bills, maintenance and repair costs of water, electricity and lighting facilities, air conditioners, elevators (if any), high-voltage and low-voltage electrical equipment, replacement of damaged materials, and wages, related applications and equipment maintenance fees, and periodic inspection, certification, and reports of public safety and fire protection safety equipment and fire extinguisher materials.

2.

Party B shall pay the other taxes (e.g. business tax, profit-seeking business income tax, etc.), public liability insurance premium, fire insurance premium, and other related costs needed for its operations.

Article 7. Insurance and Insurance Liability

1.

The insurance premium for the subject premises shall be borne by Party A. Party B shall be responsible for maintaining the insurance for the property and fixtures owned by it (e.g. fire insurance and burglary insurance, etc.).

2.

All expenses and losses on the subject premises and equipment resulting from the invalidation of the fire insurance or increase in the insurance premium of the building caused by Party B and its personnel shall be borne by Party B and the personnel.

Article 8. Burden of Risk

Party B shall maintain the subject premises and the decoration and fixture thereof with due diligence as a good administrator. Party B shall fully indemnify and keep Party A free from harm against any claims, accusations, blackmail and incidental expenses resulting from the damage, failure, fire, or damage to Party A or a third party caused by Party B’s and its employees’, visitors’ and customers’ intention or failure to exercise said due diligence.

Article 9. Occupation of the Subject Premises and Other Restrictions

1.	The notes to tenders shall constitute a part of the Agreement. Party B or its employees shall strictly comply with the notes. Any violations of the notes shall constitute breach of the Agreement.

2.

Unless otherwise agreed by Party A, the subject premises shall not be occupied for purposes including residency, factory, hotel, restaurant, beer house, altar, religious activities (e.g. Christian church activities, Buddhist ceremonies, etc.), gas stores, recreational and entertainment places (e.g. dance halls, restaurants, MTV, KTV, casinos, video game stores, etc.), pawn shops, funeral services, or any other purposes that impair hygiene, quietness or public order or are against laws or prohibited or violate good customs and safety requirements.

3.

Party B shall not lend, sublease or assign the subject premises, in whole or in part, or consolidate with another company to make the same managed by another person or available to another person in any other manners.

4.	Party B shall not store any weapons, ammunition, saltpeter, oil, or explosives, flammable or other hazardous goods at the subject premises.

5.

Party B shall not install excessive electrical appliances and cooking equipment, or high-voltage electrical appliances privately at the subject premises, or install TV or radio antennas or cables radios outdoors.

6.	Party B shall not make any arrangement, install advertisements or additional equipment or store goods in the stairwells, pathways and public areas inside the building.

7.

Party B shall ensure that the subject premises are occupied for legal purposes and in accordance with building laws and regulations. Where it is necessary to perform fire protection or safety inspection, delegate management personnel or report to the competent authority pursuant to government laws and regulations, the related expenses and liabilities shall be borne by Party B. Where Party A is punished as a result of Party B’s use of the subject premises against laws or rules, the fine shall be borne by Party B, and Party B shall bear the legal responsibility.

8.

Where Party B fails to comply with the restrictions on the subject premises herein and fails to rectify its misconduct within 10 days upon receipt of Party A’s notice, Party A may terminate the Agreement and contract a third party to remove and improve it at Party B’s risk and expenses independently of Party A. Party A may claim deduction of said expenses from the security deposit and no objection may be raised by Party B therefor.

Article 10. Early Termination

1.

Either party may claim early termination of the lease, provided that it shall give the other party a written notice to the same effect within six months prior to termination of the lease. Where Party A has received any unearned rent at the time of termination, Party A shall refund the same to Party B upon Party B’s moving out of the subject premises and full repayment of any overdue rent, plus liquidated damages and other expenses to be borne by it and losses suffered by Party A (calculated on a daily basis), if any.

2.

Where it is impossible to lease the subject premises legally or normally due to restrictions imposed by laws, the competent authority’s requirements, any unethical conduct, or circumstances not attributable to Party A, Party A shall give a written notice to Party B to terminate the lease within three months prior to termination of the lease, unless it is impossible to give such notice due to force majeure or legal requirements. Where Party A has received any unearned rent at the time of termination, Party A shall refund the same to Party B upon Party B’s moving out of the subject premises and full repayment of any overdue rent, plus liquidated damages and other expenses to be borne by it and losses suffered by Party A (calculated on a daily basis), if any.

3.	Where Party B is involved in any unethical conduct, Party A may terminate or rescind the Agreement at any time.

Article 11. Resolution upon Expiration of the Term or Termination of the Lease

1.

Upon expiration of the Term or termination of the lease, Party B shall move out of the subject premises and surrender the same without delay or claim of reimbursement against Party A. Party B’s failure to move out of the subject premises shall constitute breach of the Agreement, and Party B shall pay damages equivalent to the daily rent for each overdue day, plus liquidated damages of double the agreed rent, from the due date of payment until Party B moves out of and surrenders the subject premises. No objection may be raised by Party B therefor.

2.	Disposition of remainder:

1.

Unless Party A approves exemption from restoration to the original condition, Party B shall restore the subject premises to the original condition at the time of lease inception and then surrender the same after removing and evacuating any fixtures and goods installed at the subject premises, upon expiration of the Term or termination of the lease.

2.

Any fixtures and goods left by Party B upon expiration of the Term or termination of the lease shall be deemed waste, which shall be disposed of by Party A with full authority at Party B’s expenses pursuant to the Agreement. Party A may withhold the expenses from Party B’s security deposit directly.

3.

Where Party B and its employees cease to occupy the subject premises (including failure to enter the subject premises) without justified cause for more than 15 days, and Party B fails to pay the rent as agreed, Party B shall be deemed terminating the Agreement, and agreeing that the provisions referred to in Paragraph 1 and Paragraph 2 herein shall apply.

Article 12. Other Special Covenants

1.

Party B shall permit Party A or its agent to enter the subject premises to check, take pictures of and inspect the maintenance work whenever it is necessary (including but not limited to Party B’s occurrence of the circumstances referred to in Paragraph 2 herein), and issue the “Management Unit’s Real Property Tour Inspection Form” to Party A’s agent without any objection. In principle, Party A shall give a prior notice to Party B and enter the subject premises under escort of Party B’s personnel during Party B’s business hours, provided that in the case of fire, burglary, hygiene and public safety or any other emergencies, Party A’s personnel may enter the subject premises and take appropriate actions without escort of Party B’s personnel.

2.

Where it is necessary for Party B to change the license to satisfy its business needs, Party A shall only provide Party B with any information available presently, but Party B shall complete all necessary procedures at its own expenses.

Where it is impossible for Party B to seek the competent authority’s approval for changes of the license referred to in the preceding paragraph, Party B shall notify Party A within 10 days of the date when the application for changes referred to in the preceding paragraph is rejected by the competent authority. Both parties may agree to terminate the Agreement, and the security deposit will be refunded without interest upon Party B’s repayment of all necessary expenses and evacuation and cleanup of the subject premises. Party B may not claim damages against Party A therefor.

Where Party B fails to notify Party A within the time limit referred to in the preceding paragraph, it may no longer claim the right of termination referred to in the preceding paragraph.

3.

Party B shall effectively bind its contractors dedicated to decoration and moving during the decoration and moving period, and shall bear the damages to the subject premises, if any, jointly and severally with the contractors.

4.	Any acts and intentions to be expressed by Party B to Party A pursuant to the Agreement shall be expressed to Party A’s Administrative Dept.

5.

Any notice given by either party to the other party under the Agreement shall be served to the other party’s address referred to herein. Either party shall notify the other party in writing of any changes in its address. Both parties agree that where either party fails to notify the other party in writing of the changes in its address, if any, the notice given by it to the other party’s latest address referred to herein shall be deemed duly served. Where it is impossible to duly serve the notice or the notice is rejected by the receiver and returned accordingly, the date of the first mailing by the post office shall be deemed as the date of duly service. Any delay derived from failure to duly serve shall be solely borne by the sender.

6.

Where more than two lessees lease the subject premises jointly in the capacity of Party B, the co-lessees shall be responsible for paying the rent and security deposit to Party A respectively, and be jointly and severally liable for the matters defined herein.

7.

Where more than two lessees lease the subject premises jointly in the capacity of Party B and either of them violates the Agreement, Party A may terminate the Agreement in whole. When Party B terminates the Agreement earlier, they may not do so individually, unless all of them claim the termination.

Article 13. Penalty for Breach of Agreement

Unless otherwise agreed herein, where Party B violates the Agreement, Party A shall terminate the Agreement and claim damages. Upon Party B’s moving out of the subject premises, Party A only needs to refund the unearned rent received by it without interest, as well as the balance of the security deposit less the expenses and damages to be borne by Party B, if any, without interest.

Article 14. Notarization

1.	Both parties agree to have the Agreement notarized by a court or public notary and to share the relevant expenses evenly.

2.

The deliverables to be performed by Party B pursuant to the Agreement include the surrender of the subject premises and payment of the rent and overdue fine payable upon expiration of the Term. Where Party B fails to perform the deliverables, Party A may petition with the court for a compulsory execution. The matters subject to the compulsory execution are stated in the notarization deed.

Article 15. Any matters not covered herein shall be governed by the Civil Code and related laws.

Article 16. Agreement on Jurisdictional Court

Both parties agree that where disputes or legal actions arise from the Agreement, if any, they shall submit to the jurisdiction of the district court situated in the place where the subject premises are located as the court of first instance.

Article 17. The Agreement documents consist of the Agreement per se, notes to tenders and related documents. In the case of any conflicts among said documents, the Agreement shall govern.

Article 18. The Agreement is made out in triplicate, and Party A, Party B and the notary public retain one copy respectively, with one duplicate retained by Party A.

Party A (Lessor): Taiwan Cooperative Bank

Tax Identification Number: 70799128

Chairperson: Lei Chung-Ta

Address: No. 225, Sec. 2, Changan E. Rd., Songshan Dist., Taipei City

Party B (Lessee): Gogoro Taiwan Limited

Tax Identification Number: 53433060

Responsible Person: Lu Hsueh-Sen

Address: No. 33, Dinghu Rd., Guishan Dist., Taoyuan City

November 30, 2017